As filed with the Securities and Exchange Commission on April 30, 2014

Registration No. 333-189686

UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, DC 20549

POST-EFFECTIVE AMENDMENT NO. 1

TO

FORM S-1

REGISTRATION STATEMENT

UNDER THE SECURITIES ACT OF 1933

Homeowners of America Holding Corporation
(Exact Name of Registrant as Specified in Its Charter)

Delaware	6331	57-1219329

(State or Other	(Primary Standard Industrial	(I.R.S. Employer
Jurisdiction of Incorporation or	Classification Code Number)	Identification Number)
Organization)

Homeowners of America Holding

Corporation

1333 Corporate Drive, Suite 325

Irving, TX  75038

(972) 607-4241

(Address, Including Zip Code, and Telephone Number, Including Area Code, of Registrant’s Principal

Executive Officers)

Spencer W. Tucker

President and Chief Executive Officer

Homeowners of America Holding

Corporation

1333 Corporate Drive, Suite 325

Irving, TX 75038

(972) 607-4241

(Name, Address, Including Zip Code, and Telephone Number, Including Area Code, of Agent For Service)

Copies to:

William N. Haddad, Esq.

Reed Smith LLP

599 Lexington Avenue

New York, NY  10022

(212) 521-5400

 (212) 521-5450 (facsimile)

Approximate date of commencement of proposed sale to the public: From time to time after the effective date of this registration statement.

If any of the securities being registered on this Form are to be offered on a delayed or continuous basis pursuant to Rule 415 under the Securities Act of 1933 check the following box: ☐

If this Form is filed to register additional securities for an offering pursuant to Rule 462(b) under the Securities Act, please check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering. ☐

If this Form is a post-effective amendment filed pursuant to Rule 462(c) under the Securities Act, check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering. ☐

If this Form is a post-effective amendment filed pursuant to Rule 462(d) under the Securities Act, check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering. ☐

Indicate by check mark whether the registrant is a large accelerated filer, an accelerated filer, a non-accelerated filer, or a smaller reporting company. See the definitions of “large accelerated filer,” “accelerated filer” and “smaller reporting company” in Rule 12b-2 Exchange Act. (Check one)

☐Large accelerated filer	☐Accelerated filer
☐Non-accelerated files (Do not check if a smaller reporting company)	☒ Smaller reporting company

The registrant hereby amends this Registration Statement on such date or dates as may be necessary to delay its effective date until the Registrant shall file a further amendment which specifically states that this Registration Statement shall thereafter become effective in accordance with Section 8(a) of the Securities Act of 1933, as amended, or until the Registration Statement shall become effective on such date as the Securities and Exchange Commission, acting pursuant to said Section 8(a), may determine.

EXPLANATORY NOTE

This Post-Effective Amendment No. 1 to the Registration Statement on Form S-1 (File No. 333-189686) (the “Registration Statement”) of Homeowners of America Holding Corporation (the “Company”) is being filed pursuant to the undertakings in Item 17 of the Registration Statement to update the information contained in the Registration Statement, as originally declared effective by the Securities and Exchange Commission on August 9, 2013, and to include the information contained in the Company's Annual Report on Form 10-K for the fiscal year ended December 31, 2013 (the “Annual Report”) that was filed with the Securities and Exchange Commission on March 31, 2014.

The information included in this filing updates and supplements this Registration Statement and the Prospectus contained therein. No changes have been made to the Prospectus filed with the SEC on August 9, 2013 (which Prospectus continues to form part of this Registration Statement) and, accordingly, such Prospectus has not been reprinted in Part I of this filing.

No additional securities are being registered under this Post-Effective Amendment No. 1. All applicable registration fees were paid at the time of the original filing of the Registration Statement.

LEGAL MATTERS

The legality of the securities offered by this prospectus has been passed upon by Reed Smith LLP, New York, New York.

EXPERTS

The consolidated financial statements of Homeowners of America Holding Corporation, as of December 31, 2013 and 2012, and for the years then ended, incorporated by reference in this prospectus have been audited by Weaver and Tidwell, L.L.P, an independent registered public accounting firm, as stated in their report, which is incorporated by reference herein (which report expresses an unqualified opinion on the consolidated financial statements). Such consolidated financial statements have been so incorporated in reliance upon the report of such firm given upon their authority as experts in accounting and auditing.

INFORMATION INCORPORATED BY REFERENCE

The SEC allows us to "incorporate by reference" the information from other documents that we file with them, which means that we can disclose important information to you by referring you to those documents. The information incorporated by reference is considered to be part of this prospectus. We incorporate by reference the documents listed below, provided, however, that we are not incorporating any information furnished under Item 2.02 or Item 7.01 of any current report on Form 8-K:

• our Annual Report on Form 10-K for the fiscal year ended December 31, 2013, filed with the SEC on March 31, 2014; and

• our Current Report on Form 8-K filed with the SEC on April 1, 2014.

These documents may also be accessed on our website at www.hoaic.com under the Investor Relations section. The information contained in, or accessible through, our website is not a part of this prospectus.

We will furnish without charge to you, upon written or oral request, a copy of any or all of the documents incorporated by reference, including exhibits to these documents, by writing us at the following address: 1333 Corporate Drive, Suite 325, Irving, TX 75038 or by telephoning us at (972) 607-4241.

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PART TWO

INFORMATION NOT REQUIRED IN PROSPECTUS

Item 13. Other Expenses of Issuance and Distribution.

The following table sets forth an estimate of the fees and expenses payable by us in connection with the registration of our securities offered hereby. All of such fees and expenses, except for the SEC Registration Fee, are estimated:

SEC Registration and Filing Fee	$1,073

Legal Fees and Expenses	$125,000

Accounting Fees and Expenses	$90,000

Printing Fees and Expenses	$21,000

Miscellaneous	$17,100

TOTAL	$254,173

Item 14. Indemnification of Directors and Officers.

Homeowners of America Holding Corporation was incorporated in the State of Delaware and is subject to the Delaware General Corporation Law (the “DGCL”). Section 145 of the DGCL empowers a Delaware corporation to indemnify any person who was or is a party or is threatened to be made a party to any threatened, pending or completed action, suit or proceeding, whether civil, criminal, administrative or investigative (other than an action by or in the right of such corporation) by reason of the fact that such person is or was a director, officer, employee or agent of such corporation, or is or was serving at the request of such corporation as a director, officer, employee or agent of another corporation or enterprise. A corporation may, in advance of the final action of any civil, criminal, administrative or investigative action, suit or proceeding, pay the expenses (including attorneys’ fees) incurred by any officer, director, employee or agent in defending such action, provided that the director or officer undertakes to repay such amount if it shall ultimately be determined that he or she is not entitled to be indemnified by the corporation. A corporation may indemnify such person against expenses (including attorneys’ fees), judgments, fines and amounts paid in settlement actually and reasonably incurred by such person in connection with such action, suit or proceeding if he or she acted in good faith and in a manner he or she reasonably believed to be in or not opposed to the best interests of the corporation, and, with respect to any criminal action or proceeding, had no reasonable cause to believe his or her conduct was unlawful.

A Delaware corporation may indemnify officers and directors in an action by or in the right of the corporation to procure a judgment in its favor under the same conditions, except that no indemnification is permitted without judicial approval if the officer or director is adjudged to be liable to the corporation. Where an officer or director is successful on the merits or otherwise in the defense of any action referred to above, the corporation must indemnify him or her against the expenses (including attorneys’ fees) which he or she actually and reasonably incurred in connection therewith. The indemnification provided is not deemed to be exclusive of any other rights to which an officer or director may be entitled under any corporation’s by-law, agreement, vote or otherwise.

Our certificate of incorporation provides that the Company shall, to the fullest extent permitted by the law, indemnify and advance expenses to any person serving as a member of the Board of Directors against any expenses, liabilities or other matters referenced to in or covered by the DGCL. The Company may also indemnify and advance expenses to any officer, employee or agent of the Company or other person permitted by the DGCL to indemnify. The indemnification and advances provided for by the Certificate of Incorporation shall not be deemed exclusive of any other rights to anyone seeking indemnification may be entitled to under any bylaw, agreement, vote of the stockholders or disinterested directors, or otherwise, both as to actions in their official capacity and as to actions in another capacity while holding such office and shall continue after a person ceases to be a director, officer, employee or agent and shall inure the benefit of the heirs, executors and administrators of such person.

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Our Certificate of Incorporation further provides that a director of the Company shall not be liable to the Company or its stockholders for any monetary damages for breach of fiduciary duties as a director. To the extent the DGCL is amended to authorize the further elimination or limitation of the liability of directors, then the liability of one of our directors, in addition to the limitation on personal liability provided by our certificate of incorporation, shall be limited to the fullest extent permitted by the amended DGCL.

We have obtained and maintain insurance policies insuring our directors and officers and the directors and officers of our subsidiaries against certain liabilities they may incur in their capacity as directors and officers. Under such policies, the insurer, on our behalf, may also pay amounts for which we have granted indemnification to the directors or officers.

Insofar as indemnification for liabilities arising under the Securities Act may be permitted to directors, officers or persons controlling us pursuant to the foregoing provisions, we understand that in the opinion of the SEC such indemnification is against public policy as expressed in the Securities Act and is therefore unenforceable.

Item 15. Recent Sales of Unregistered Securities

In the three years preceding December 31, 2013, there have been no sales of Company securities that were not registered under the Securities Act.

Item 16. Exhibits

See Exhibit Index.

Item 17. Undertakings

(a)          The undersigned registrant hereby undertakes:

(1)           To file, during any period in which offers or sales are being made, a post-effective amendment to this registration statement:

(i)           To include any prospectus required by Section 10(a)(3) of the Securities Act of 1933;

(ii)          To reflect in the prospectus any facts or events arising after the effective date of the registration statement (or the most recent post-effective amendment thereof) which, individually or in the aggregate, represent a fundamental change in the information set forth in the registration statement. Notwithstanding the foregoing, any increase or decrease in volume of securities offered (if the total dollar value of securities offered would not exceed that which was registered) and any deviation from the low or high end of the estimated maximum offering range may be reflected in the form of prospectus filed with the Commission pursuant to Rule 424(b) if, in the aggregate, the changes in volume and price represent no more than 20 percent change in the maximum aggregate offering price set forth in the “Calculation of Registration Fee” table in the effective registration statement;

(iii)          To include any material information with respect to the plan of distribution not previously disclosed in the registration statement or any material change to such information in the registration statement.

(2)           That, for the purpose of determining any liability under the Securities Act of 1933, each such post-effective amendment shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

(3)           To remove from registration by means of a post-effective amendment any of the securities being registered which remain unsold at the termination of the offering.

(4)           That, for the purpose of determining liability under the Securities Act of 1933 to any purchaser, each prospectus filed pursuant to Rule 424(b) as part of a registration statement relating to an offering, other than registration statements relying on Rule 430B or other than prospectuses filed in reliance on Rule 430A, shall be deemed to be part of and included in the registration statement as of the date it is first used after effectiveness. Provided, however, that no statement made in a registration statement or prospectus that is part of the registration statement or made in a document incorporated or deemed incorporated by reference into the registration statement or prospectus that is part of the registration statement will, as to a purchaser with a time of contract of sale prior to such first use, supersede or modify any statement that was made in the registration statement or prospectus that was part of the registration statement or made in any such document immediately prior to such date of first use.

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(5)           That, for the purpose of determining liability of the registrant under the Securities Act of 1933 to any purchaser in the initial distribution of the securities, the registrant undertakes that in a primary offering of securities of the registrant pursuant to this registration statement, regardless of the underwriting method used to sell the securities to the purchaser, if the securities are offered or sold to such purchaser by means of any of the following communications, the registrant will be a seller to the purchaser and will be considered to offer or sell such securities to such purchaser:

(i)           Any preliminary prospectus or prospectus of the registrant relating to the offering required to be filed pursuant to Rule 424;

(ii)          Any free writing prospectus relating to the offering prepared by or on behalf of the registrant or used or referred to by the undersigned registrant;

(iii)         The portion of any other free writing prospectus relating to the offering containing material information about the registrant or its securities provided by or on behalf of the registrant; and

(iv)         Any other communication that is an offer in the offering made by the registrant to the purchaser.

(b)         Insofar as indemnification for liabilities arising under the Securities Act may be permitted to directors, officers and controlling persons of the registrant pursuant to the foregoing provisions, or otherwise, the registrant has been advised that in the opinion of the Securities and Exchange Commission such indemnification is against public policy expressed in the Act and is, therefore, unenforceable. In the event that a claim for indemnification against such liabilities (other than the payment by the registrant of expenses incurred or paid by a director, officer or controlling person of the registrant in the successful defense of any action, suit or proceeding) is asserted by such director, officer or controlling person in connection with the securities being registered, the registrant will, unless in the opinion of its counsel the matter has been settled by controlling precedent, submit to a court of appropriate jurisdiction the question whether such indemnification by it is against public policy as expressed in the Act and will be governed by the final adjudication of such issue.

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SIGNATURES

Pursuant to the requirements of the Securities Act of 1933, the registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-1 and has duly caused this registration statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Irving, State of Texas on April 30, 2014.

HOMEOWNERS OF AMERICA HOLDING CORPORATION

By:	/s/ Spencer Tucker
Name:	Spencer Tucker
Title:	Chief Executive Officer

Pursuant to the requirements of the Securities Act of 1933, this registration statement has been signed below by the following persons in the capacities and on the dates indicated.

Signature	Title	Date

/s/ Spencer Tucker	Chief Executive Officer	April 30, 2014
Spencer Tucker	(Principal Executive Officer)

/s/ Michael Rosentraub	Chief Financial Officer (Principal Financial Officer	April 30, 2014
Michael Rosentraub	and Principal Accounting Officer)

*	Director	April 30, 2014
Frederick S. Hammer

*	Director	April 30, 2014
Brett G. Baris

*	Director	April 30, 2014
James F. Leary

*	Director	April 30, 2014
Richard L. Viton

*	Director	April 30, 2014
Andrew S. Lerner

*By:	/s/ Spencer Tucker
Spencer Tucker
Attorney-in-fact

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EXHIBIT INDEX

Exhibit Number	Description
3.1	Amended and Restated Certificate of Incorporation of Homeowners of America Holding Corporation. Incorporated by reference to the correspondingly numbered exhibit to our Current Report on Form 8-K (File No. 333-189686), filed on December 30, 2013.
3.2	Bylaws of Homeowners of America Holding Corporation. Incorporated by reference to the correspondingly numbered exhibit to our Registration Statement on Form S-1 (File No. 333-189686), originally filed August 8, 2013, effective August 9, 2013, as amended.
4.1	Specimen Certificate Evidencing Shares of Common Stock. Incorporated by reference to the correspondingly numbered exhibit to our Registration Statement on Form S-1 (File No. 333-189686), originally filed June 28, 2013, effective August 9, 2013, as amended.
4.2	Specimen Certificate Evidencing Shares of Series A Preferred Stock. Incorporated by reference to the correspondingly numbered exhibit to our Registration Statement on Form S-1 (File No. 333-189686), originally filed June 28, 2013, effective August 9, 2013, as amended.
4.3	Specimen Certificate Evidencing Shares of Series B Preferred Stock. Incorporated by reference to the correspondingly numbered exhibit to our Registration Statement on Form S-1 (File No. 333-189686), originally filed June 28, 2013, effective August 9, 2013, as amended.
4.4	Investor Rights Agreement, dated November 11, 2005, between Homeowners of America Holding Corporation and certain of its security holders. Incorporated by reference to the correspondingly numbered exhibit to our Registration Statement on Form S-1 (File No. 333-189686), originally filed June 28, 2013, effective August 9, 2013, as amended.
4.5	Stock Restriction Agreement, dated November 11, 2005, between Homeowners of America Holding Corporation and Spencer W. Tucker. Incorporated by reference to the correspondingly numbered exhibit to our Registration Statement on Form S-1 (File No. 333-189686), originally filed June 28, 2013, effective August 9, 2013, as amended.
10.1	2005 Management Incentive Plan. Incorporated by reference to the correspondingly numbered exhibit to our Registration Statement on Form S-1 (File No. 333-189686), originally filed June 28, 2013, effective August 9, 2013, as amended.
10.2	Stock Purchase Agreement, dated September 15, 2005, between Homeowners of America Holding and Richard P. Backus. Incorporated by reference to the correspondingly numbered exhibit to our Registration Statement on Form S-1 (File No. 333-189686), originally filed June 28, 2013, effective August 9, 2013, as amended.
10.3	Amendment No. 1 to Stock Purchase Agreement, dated November 11, 2005, between Homeowners of America Holding and Richard P. Backus. Incorporated by reference to the correspondingly numbered exhibit to our Registration Statement on Form S-1 (File No. 333-189686), originally filed June 28, 2013, effective August 9, 2013, as amended.
10.4	Securities Purchase Agreement, dated November 11, 2005, between Homeowners of America Holding Corporation and certain investors. Incorporated by reference to the correspondingly numbered exhibit to our Registration Statement on Form S-1 (File No. 333-189686), originally filed June 28, 2013, effective August 9, 2013, as amended.
10.5	Employment Agreement, dated November 11, 2005, between Homeowners of America Holding Corporation and Spencer W. Tucker. Incorporated by reference to the correspondingly numbered exhibit to our Registration Statement on Form S-1 (File No. 333-189686), originally filed June 28, 2013, effective August 9, 2013, as amended.
10.6	Property Catastrophe Excess of Loss Reinsurance Contract, between Homeowners of America Insurance Company and participants American Standard Insurance Company of Wisconsin, Sirius International Insurance Group, Underwriters at Lloyds and SCOR Global P&C SE Paris. Incorporated by reference to the correspondingly numbered exhibit to our Registration Statement on Form S-1 (File No. 333-189686), originally filed June 28, 2013, effective August 9, 2013, as amended.
10.7	Property Per Risk Excess of Loss Reinsurance Contract, between Homeowners of America Insurance Company and participants Hannover Rueckversicherung-Aktiengesellschaft, Lloyds Syndicate No. 2791 MAP Underwriting (MAP), Lloyds Syndicate No. 2001 Amlin Underwriting Limited (AML) and Lloyds Syndicate No. 2987 BRIT (BRIT), effective April 1, 2012. Incorporated by reference to the correspondingly numbered exhibit to our Registration Statement on Form S-1 (File No. 333-189686), originally filed June 28, 2013, effective August 9, 2013, as amended.
10.8	Residential Quota Share Reinsurance Contract, between Homeowners of America Insurance Company and participants Arch Reinsurance Company, Endurance Reinsurance Corporation of America, SCOR Reinsurance Company and RLI Insurance Company, effective April 1, 2012. Incorporated by reference to the correspondingly numbered exhibit to our Registration Statement on Form S-1 (File No. 333-189686), originally filed June 28, 2013, effective August 9, 2013, as amended.

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10.9	Residential Property Quota Share Reinsurance Contract, between Homeowners of America Insurance Company and participant R+V Versicherung AG, effective April 1, 2011. Incorporated by reference to the correspondingly numbered exhibit to our Registration Statement on Form S-1 (File No. 333-189686), originally filed June 28, 2013, effective August 9, 2013, as amended.
10.10	Private Passenger Automobile Excess of Loss Reinsurance Contract, between Homeowners of America Insurance Company and Maiden Reinsurance Services LLC, effective June 1, 2011. Incorporated by reference to the correspondingly numbered exhibit to our Registration Statement on Form S-1 (File No. 333-189686), originally filed June 28, 2013, effective August 9, 2013, as amended.
10.11	Addendum No. 1 to Private Passenger Automobile Excess of Loss Reinsurance Contract, between Homeowners of America Insurance Company and Maiden Reinsurance Services LLC, effective June 1, 2011. Incorporated by reference to the correspondingly numbered exhibit to our Registration Statement on Form S-1 (File No. 333-189686), originally filed June 28, 2013, effective August 9, 2013, as amended.
10.12	Private Passenger Automobile Quota Share Reinsurance Contract, between Homeowners of America Insurance Company, Maiden Reinsurance Services, LLC and NGM Insurance Company, effective June 1, 2011. Incorporated by reference to the correspondingly numbered exhibit to our Registration Statement on Form S-1 (File No. 333-189686), originally filed June 28, 2013, effective August 9, 2013, as amended.
10.13	Top Layer Property Catastrophe Excess of Loss Reinsurance Contract between Homeowners of America Insurance Company, Participants R+V Versicherung AG, Houston Casualty Company; UK Branch, SCOR Global P&C SE Paris, Lloyds Syndicate No. 1274 Antares (AUL), Lloyds Syndicate No. 2001 Amlin Underwriting Limited (AML), Lloyds Syndicate No.2987 BRIT (BRIT) and Walbaoum International/Sirius International Insurance Group, effective August 15, 2012. Incorporated by reference to the correspondingly numbered exhibit to our Registration Statement on Form S-1 (File No. 333-189686), originally filed June 28, 2013, effective August 9, 2013, as amended.
10.14	Top Layer Property Catastrophe Excess of Loss Reinsurance Contract between Homeowners of America Insurance Company and participants Houston Casualty Company; UK Branch, SCOR Global P&C SE Paris, Lloyds Syndicate No. 2001 Amlin Underwriting Limited (AML), Lloyds Syndicate No. 2791 MAP Underwriting (MAP) and Lloyds Syndicate No.2987 BRIT (BRIT), effective August 15, 2012. Incorporated by reference to the correspondingly numbered exhibit to our Registration Statement on Form S-1 (File No. 333-189686), originally filed June 28, 2013, effective August 9, 2013, as amended.
10.15	Underlying Property Catastrophe Excess Reinsurance Contract, between Homeowners of America Insurance Company and participant R+V Versicherung AG effective April 1, 2012. Incorporated by reference to the correspondingly numbered exhibit to our Registration Statement on Form S-1 (File No. 333-189686), originally filed June 28, 2013, effective August 9, 2013, as amended.
10.16	Print/Mail Service Contract, dated September 1, 2006, between Homeowners of America Insurance Company and PRIMORIS Services LLC. Incorporated by reference to the correspondingly numbered exhibit to our Registration Statement on Form S-1 (File No. 333-189686), originally filed June 28, 2013, effective August 9, 2013, as amended.
10.17	Policy Tracking System (PTS) Product and Service Agreement, dated January 12, 2006, between Homeowners of America Holding Corporation and Information Distribution & Marketing, Inc. Incorporated by reference to the correspondingly numbered exhibit to our Registration Statement on Form S-1 (File No. 333-189686), originally filed June 28, 2013, effective August 9, 2013, as amended.
10.18	Contract Addendum for Auto Line Business to PTS Contract, dated February 9, 2008, between Homeowners of America Holding Corporation and Information Distribution & Marketing, Inc. Incorporated by reference to the correspondingly numbered exhibit to our Registration Statement on Form S-1 (File No. 333-189686), originally filed June 28, 2013, effective August 9, 2013, as amended.
10.19	Underlying Property Catastrophe Excess of Loss Reinsurance Contract between Homeowners of America Insurance Company and R+V Veraicherung A.G., effective April 1, 2013. Incorporated by reference to the correspondingly numbered exhibit to our Registration Statement on Form S-1 (File No. 333-189686), originally filed June 28, 2013, effective August 9, 2013, as amended.
10.20	Property Catastrophe Excess of Reinsurance Contract, between Homeowners of America Insurance Company and participants Sirius International Insurance Company, Lloyd’s Underwriters and Companies and R+V Veraicherung A.G., effective April 1, 2013. Incorporated by reference to the correspondingly numbered exhibit to our Registration Statement on Form S-1 (File No. 333-189686), originally filed June 28, 2013, effective August 9, 2013, as amended.
10.21	Property Per Risk Excess of Loss Reinsurance Contract between Homeowners of America Insurance Company , Everest Reinsurance Company and Hannover Rück SE, effective April 1, 2013. Incorporated by reference to the correspondingly numbered exhibit to our Registration Statement on Form S-1 (File No. 333-189686), originally filed June 28, 2013, effective August 9, 2013, as amended.

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10.22	Residential Quota Share Reinsurance Contract between Homeowners of America Insurance Company and Odyssey Reinsurance Company, effective April 1, 2013. Incorporated by reference to the correspondingly numbered exhibit to our Registration Statement on Form S-1 (File No. 333-189686), originally filed June 28, 2013, effective August 9, 2013, as amended.
10.23	Residential Property Quota Share Reinsurance Contract between Homeowners of America Insurance Company and R+V Veraicherung A.G., effective April 1, 2013. Incorporated by reference to the correspondingly numbered exhibit to our Registration Statement on Form S-1 (File No. 333-189686), originally filed June 28, 2013, effective August 9, 2013, as amended.
10.24	Residential Quota Share Reinsurance Contract between Homeowners of America Insurance Company and participants Arch Reinsurance Company, Endurance Specialty Insurance Ltd., Everest Reinsurance Company, SCOR Reinsurance Company, ad Taiping Reinsurance Co. Ltd., effective April 1, 2013. Incorporated by reference to the correspondingly numbered exhibit to our Registration Statement on Form S-1 (File No. 333-189686), originally filed June 28, 2013, effective August 9, 2013, as amended.
10.25	Advisory Agreement between Homeowners of America Holding Company and Inter-Atlantic Advisors III, Ltd., effective on the effective date of this Registration Statement. Incorporated by reference to the correspondingly numbered exhibit to our Registration Statement on Form S-1 (File No. 333-189686), originally filed June 28, 2013, effective August 9, 2013, as amended.
10.26	Stock Purchase Agreement, dated as of August 31, 2013, by and among Homeowners of America Holding Company, Inc., Spencer Tucker and Richard Backus 8-K September 6, 2013. Incorporated by reference to Exhibit 10.1 to our Current Report on Form 8-K (File No. 333-189686) filed on September 6, 2013.
10.27	Homeowners of America Holding Company, Inc. 2013 Equity Compensation Plan 8-K October 30, 2013. Incorporated by reference to Exhibit 10.1 to our Current Report on Form 8-K (File No. 333-189686) filed on December 30, 2013.
21.1	Subsidiaries of Homeowners of America Holding Corporation. Incorporated by reference to the correspondingly numbered exhibit to our Registration Statement on Form S-1 (File No. 333-189686), originally filed June 28, 2013, effective August 9, 2013, as amended.
23.1*	Consent of Weaver and Tidwell, L.L.P.
31.1	Certification of Chief Executive Officer pursuant to section 302 of the Sarbanes-Oxley Act of 2002
31.2	Certification of Chief Financial Officer pursuant to section 302 of the Sarbanes-Oxley Act of 2002
32	Certifications pursuant to 18 U.S.C. Section 1350, as adopted pursuant to Section 906 of the Sarbanes-Oxley Act of 2002

*	Filed herewith

** Pursuant to Rule 406T of Regulation S-T, the Interactive Data Files on Exhibit 101 hereto are deemed not filed or part of a registration statement or prospectus for purposes of Sections 11 or 12 of the Securities Act of 1933, as amended, are deemed not filed for purposes of Section 18 of the Securities Exchange Act of 1934, as amended, and otherwise are not subject to liability under those sections.

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